UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2008

Monaco Coach Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way,

Coburg, Oregon 97408

(Address of Principal Executive Offices, including Zip Code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. –Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of Monaco Coach Corporation (the “Company”) held on May 14, 2008, the Company’s stockholders approved, among other things, the amended and restated Executive Variable Compensation Plan (the “Plan”), which had previously been approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The Plan provides the Company with the flexibility to structure bonus arrangements or performance awards for our senior executives which qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Under the Plan, the Compensation Committee of the Board of Directors selects the employees of the Company and of certain affiliates who will be eligible to receive performance awards.  The Compensation Committee establishes, for each performance period, a target award and performance goal(s) for each participant that must be achieved before an award will actually be paid to the participant.  The performance goals set by the Compensation Committee must require the achievement of objectives which are based on one or more of various financial measures listed in the Plan.  For fiscal 2008, the Compensation Committee designated Kay Toolson, Chairman of the Board and Chief Executive Officer, and John Nepute, President, as participants in the Plan.

For 2008, the awards are based on achievement by the Company of a target level of earnings before interest, taxes, depreciation and amortization (EBITDA) (calculated before bonuses but including equity-based compensation charges).  Additionally, the Company must achieve a minimum level of return on equity (EBITDA as a percentage of beginning stockholders’ equity for the year) before any bonuses will be paid under the Plan for 2008.

The following table illustrates the percentages of the target bonus amounts that will be earned at various levels of achievement by the company of the EBITDA target for 2008:

Target EBITDA Achievement	Target Bonus %

50%	No Bonus
75%	50%
100%	100%
125%	150%
150%	200% (maximum)

If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee has the discretion to pay out part or all of the award to the extent the bonus would have otherwise been earned had the participant remained employed through the end of the performance period.  In addition, the Compensation Committee has the discretion to pay out all or part of an award upon a participant’s termination as a result of his or her death or disability or upon a change of control or in connection with a termination of employment following a change of control of the Company.

The foregoing summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.  For additional information regarding the Plan, refer to Proposal Three (Approval of the amended and restated Executive Variable Compensation Plan) on pages 22-25 of the Company’s 2008 Proxy Statement, as filed with the SEC on April 2, 2008.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1

Monaco Coach Corporation Executive Variable Compensation Plan (as amended and restated March 21, 2008) (incorporated by reference to Appendix B to Monaco Coach’s Proxy Statement filed with the SEC on April 2, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monaco Coach Corporation

By:	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer

Date:  May 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1

Monaco Coach Corporation Executive Variable Compensation Plan (as amended and restated March 21, 2008) (incorporated by reference to Appendix B to Monaco Coach’s Proxy Statement filed with the SEC on April 2, 2008).